                                                                                               EXHIBIT 11
                                      BERGEN BRUNSWIG CORPORATION
                                      ---------------------------

                               COMPUTATION OF PRIMARY EARNINGS PER SHARE
                                       FOR THE THREE MONTHS ENDED
                                DECEMBER 31, 1993 AND NOVEMBER 30, 1992
                           (in thousands except share and per share amounts)
                                                                              ---------------------------
                                                                              December 31,    November 30,
                                                                                 1993            1992
                                                                              ---------------------------
                                                                                      (Unaudited)
DATA AS TO EARNINGS - NET EARNINGS                                            $    10,331     $    11,928
                                                                              ===========     ===========

DATA AS TO NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES:
    Weighted average number of shares oustanding:
        Class A Common Stock                                                   35,475,062      34,830,913
        Class B Common Stock                                                      100,492         100,492
    Shares of Class A Common Stock to be issued from
        assumed conversion of remainder of Class B Stock                          857,046         857,046
    Common equivalent shares assuming issuance of shares
        represented by outstanding employees' stock options:
        Additional shares assumed to be issued                                    505,999         505,065
        Reduction of such additional shares assuming proceeds invested
            in treasury stock (at average market prices during each period)      (427,318)       (335,942)
                                                                              -----------     -----------
                Average number of common and common
                    equivalent shares outstanding                              36,511,281      35,957,574
                                                                              ===========     ===========

EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARES OUTSTANDING                                                          $       .28     $       .33
                                                                              ===========     ===========

Reference is made to Notes D and E in the accompanying Notes to Consolidated Financial Statements.


                                                   23
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                                                                                       EXHIBIT 11.1

                                  BERGEN BRUNSWIG CORPORATION
                                  ---------------------------

                     COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION
                                   FOR THE THREE MONTHS ENDED
                             DECEMBER 31, 1993 AND NOVEMBER 30, 1992
                        (in thousands except share and per share amounts)
                                                                        ----------------------------
                                                                        December 31,     November 30,
                                                                           1993             1992
                                                                        ----------------------------
                                                                                 (Unaudited)
NET EARNINGS APPLICABLE TO COMMON AND COMMON
  EQUIVALENT SHARES (see Exhibit 11)                                    $    10,331      $    11,928
    Interest on Convertible Zero Coupon-Subordinated Notes
        (6-3/4% yield to maturity), net of tax effect                             -            2,110
                                                                        -----------      -----------
        Net earnings applicable to common and common
            equivalent shares assuming full dilution                    $    10,331      $    14,038
                                                                        ===========      ===========

DATA AS TO NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES ASSUMING FULL DILUTION:
    Average number of common and common equivalent shares
        outstanding (see Exhibit 11)                                     36,511,281       35,957,574
    Additional shares of Class A Common Stock resulting from
        assumed conversion of Convertible Zero Coupon-Subordinated
        Notes (6 3/4% yield to maturity)                                          -        7,767,491
    Excess of incremental shares assumed to be issued under stock options (using market prices at end of each period) over
        shares used in computing primary earnings per share (using
        average market prices during each period)                            14,363                -
                                                                        -----------      -----------
        Average number of common and common equivalent
             shares outstanding assuming full dilution                   36,525,644       43,725,065
                                                                        ===========      ===========

EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARE OUTSTANDING ASSUMING FULL DILUTION                              $       .28      $       .32
                                                                        ===========      ===========


Reference is made to Notes D and E in the accompanying Notes to Consolidated Financial Statements.

                                                    24
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